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                                                                    EXHIBIT 10.4


                           SUBSCRIPTION AGREEMENT


     This Subscription Agreement (this "Agreement") is entered into as of May 23, 1997 by and among Dr. Gerald Gleich, an individual residing in the State of Minnesota ("Gleich"), Donlar Corporation, an Illinois corporation ("Donlar" and together with Gleich, collectively, "Investors" and individually, "Investor") and Donlar Pharmaceuticals Corporation, an Illinois corporation (the "Company").

     The parties hereto agree as follows:

     1. SUBSCRIPTION FOR SHARES. Upon the basis of the representations and warranties, for the consideration, and subject to the terms and conditions set forth in this Agreement, (a) the Company agrees to sell to Donlar and Donlar hereby irrevocably subscribes and agrees to purchase nine hundred (900) shares of common stock of the Company ("Common Stock") and (b) the Company agrees to sell to Gleich and Gleich hereby irrevocably subscribes and agrees to purchase one hundred (100) shares of Common Stock in the manner as set forth in this
Section:

      (a) The consideration for the Common Stock to be purchased by Donlar shall be $500,000.00, payable in cash on a schedule to be determined by the Company's Board of Directors based upon the Company's cash flow requirements.

      (b) The consideration for the Common Stock to be purchased by Gleich shall be the assignment to the Company of all right, title and interest in and to those three certain patents listed in Schedule A attached hereto and by this reference made a part hereof (the "Patents"). Gleich shall transfer to the Company, and warrants to the Company that he will transfer, the full and unencumbered right, title and interest in and to each of the Patents, free and clear of any and all defects, limitations, liens, claims, encumbrances, leases, licenses, royalty interests, claims or interests of any kind, nature or description.

      (c) Donlar and Gleich shall each transfer the consideration for their respective Common Stock upon notice from the Company. The Company shall issue one or more certificates for such shares forthwith upon receipt of such consideration.

     2. STOCKHOLDERS' AGREEMENT. The Common Stock shall be subject to and held in accordance with the terms and conditions of that certain Stockholders' Agreement, in the form of Exhibit A attached hereto and by this reference made a part hereof (the "Stockholders' Agreement").


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     3. AGREEMENTS REGARDING CERTAIN MATTERS AFFECTING THE COMPANY.

      (a) MANAGEMENT. Gleich, Donlar and the Company agree that, until the Reopen Date (as herein defined), the Company will be operated in accordance with the following provisions:

            (i) Dr. Donald Sanders, or another individual designated by Donlar, will be the President and Chief Executive Officer of the Company.

            (ii) Gleich will be the Vice President and Director of Research of the Company.

            (iii) Eric M. Fogel will be the Secretary of the
                  Company.

            (iv) Gerald Noonan will be the Treasurer of the Company.

            For purposes of this Section 3, the term "Reopen Date" means the earliest to occur of (i) the date Gleich ceases to be employed by the Company, (ii) the date the Value of the Company (as defined in Section 5) exceeds $5,000,000, or (iii) May 31, 1999.

      (b) Sales-Based Bonus. Gleich shall be paid a royalty for each fiscal year of the Company, calculated upon the Company's net sales in that fiscal year. "Net Sales" for this purpose means sums actually collected by the Company from the sale of its products, excluding taxes, freight, insurance and similar add-on amounts. Refunds, returns, allowances and similar adjustments with respect to collected amounts shall be taken into account in the fiscal year in which the adjustment is granted, as a subtraction from that year's net sales. No royalties shall be paid until the net sales of the Company reach $30 million in a fiscal year.

            The royalty amount shall be calculated from the following schedule:


            Net Sales for a Given Fiscal Year           Royalty Rate
            ---------------------------------           ------------

      (1)   After first reaching an                     0.5% (on all net
            aggregate of $30,000,000 of                 sales of $30
            net sales in any fiscal year                million or less)

      (2)   After reaching in the aggregate             1.0% (on all net
            $60,000,000 of net sales in                 sales over $30
            the fiscal year, in addition                million, but less
            to (1)                                      than $60 million)


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      (3)   After reaching in the aggregate             1.5% (on all net
            $90,000,000 of net sales, in                sales over $60
            addition to (1) and (2)                     million, but less
                                                        than $90 million)

      (4)   On all additional net sales                 2.0% (on all net
            in the fiscal year over                     sales over $90
            $90,000,000, in addition to                 million)
            (1), (2) and (3)

            The maximum aggregate amount of bonuses that will be paid to Gleich pursuant to this Section 3(b) is $10,000,000.00. Once an aggregate amount of $10,000,000.00 has been paid to Gleich pursuant to this
            Section 3(b), no further bonuses will be payable to Gleich pursuant to this Section 3(b). These amounts are transferrable to Dr. Gleich's estate or trusts for the benefit of Dr. Gleich's immediate family (i.e., children, parents, spouse).

            Payments for any fiscal year pursuant to this Section 3(b) will be made within sixty (60) days after the end of such fiscal year or, if later, within ten (10) days after the completion of the accounting and audit, if any, for that fiscal year.

      (c)   RETURN OF PATENTS.  Upon the occurrence of an Elective
            Withdrawal Event (as herein defined), the Company shall give Gleich written notice ("Occurrence Notice") of the Elective Withdrawal Event's occurrence. For a period of twenty (20) days after the Occurrence Notice is transmitted by the Company, Gleich shall have the right to elect to exchange all of his shares of stock in the Company for a quitclaim assignment of the Patents. To exercise such right, Gleich must deliver written notice of exercise ("Exercise Notice") to the Company. The Exercise Notice must be received by the Company on or before 11:59 p.m. on the twentieth
            (20th) day after the Company transmits the Occurrence Notice.

            If Gleich so elects to exchange his shares for the Patents, a closing shall be held at the Company's principal executive offices at 10:00 a.m. on the thirtieth (30th) day after the Company transmits the Occurrence Notice, or at such other time, date and place as Gleich and the Company may agree. At the closing, Gleich shall assign to the Company all shares of the Company Gleich then owns, free and clear of any and all defects, limitations, liens, claims, encumbrances and interests of third parties whatsoever, with full warranties of title. The Company shall assign to Gleich by quitclaim assignment all of the Company's right, title and interest, if any, in and to the Patents, without warranties of title.


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

            For purposes of this Agreement, the term "Elective Withdrawal Event" means any of the following:

            (i) A decision by the Company's Board of Directors to terminate the Company's operations and not to attempt to sell or license the Patents.

            (ii) A decision by the Company's Board of Directors, having already terminated the Company's operations, to abandon efforts to sell or license the Patents.

            (iii) A determination by the Company's Board of Directors that the
                  Company no longer desires to practice the Patents, that the Company does not need to retain ownership of the Patents for the protection of the Company's actual and anticipated activities, and that the Company does not wish to attempt to sell or license the Patents.

            Notwithstanding the foregoing, any of the Patents are then subject to licenses that have not expired or terminated, no Elective Withdrawal Event shall be deemed to have occurred until all such licenses shall have expired or been terminated, with all royalties and license fees, if any, being applied to the Company's expenses and then distributed as the case may be.

      (d) Grant Matters. Gleich shall receive an additional equity interest in the Company (in the form of additional Common Stock) in consideration of securing research grants to the Company. For each $100,000 of aggregate research grants secured by Gleich for the Company on or before December 31, 1999 (up to a maximum aggregate research grant total of $1,000,000), Gleich shall receive an additional 0.5% equity interest in the Company. This equity shall not be factored into the calculations required by Section 5(a).

            If the terms of any grant secured by Gleich for the Company require Gleich to be paid compensation in connection with the grant, Gleich will return to the Company the compensation so paid as additional contributions to capital on a tax-neutral basis to Gleich (i.e., after subtracting Federal and State income taxes that Gleich must pay by reason of receipt of such compensation), unless Gleich, by virtue of his efforts for the Company, suffers a reduction in compensation from other sources and needs all or part of the grant compensation to offset this loss.



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     4. PURPOSES OF THE COMPANY; CERTAIN RELATED PARTY TRANSACTIONS; CERTAIN
RIGHTS OF NATIONAL STARCH.

      (a) The purposes of the Company are and shall be to test and commercially develop pharmaceutical products utilizing polyaspartic acids, and all purposes reasonably related or incidental thereto. The Company shall enter into a fifty-year requirements contract with Donlar for Donlar to supply the Company's requirements for pharmaceutical quality polyaspartic acid. The terms and provisions of such contract shall be subject to approval by the Company's Board of Directors.

      (b) Pursuant to certain agreements and arrangements between Donlar and National Starch and Manufacturing Company ("National Starch"), pharmaceutical products or certain aspects thereof are classified as "shared fields" as to which Donlar is obligated to provide certain information to National Starch and to offer National Starch certain opportunities such as but not limited to the opportunity to market and develop products within National Starch's areas of interest. These rights, as set forth in Donlar's agreements with National Starch from time to time, are referred to collectively as the "National Starch Rights". The National Starch Rights are binding upon Donlar, and Donlar agrees to apprise the Company from time to time as to the scope and import of the National Starch Rights. The Company acknowledges and agrees that it will abide by the requirements of the National Starch Rights in the same manner as Donlar would be required to, if Donlar were directly carrying on the activities being carried on by the Company.

     5. ANTI-DILUTION RIGHTS.

            (a) The Company and Donlar agree that (i) at any time when the Value of the Company (as herein defined) is less than Five Million Dollars ($5,000,000), Gleich's Interest in the Company (as herein defined) shall not be reduced below ten percent (10%) by the issuance of stock of the Company. However, issuances of stock options or stock pursuant to employee stock ownership plans or comparable employee incentive plans, that are properly approved by the Board of Directors, or issuances of stock, warrants, options and the like issued to consultants or researchers in lieu of fees, that are properly approved by the Board of Directors shall be dilutive to Gleich's Interest and the interest of every other shareholder.

            (b) For purposes of this Agreement, the term "Value of the Company" means in the case of a proposed issuance of stock of the Company for cash,


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

                 property, services already rendered or other valuable consideration, the pre-money valuation of the Company as reasonably determined by the Company's Board of Directors that forms the basis for the issuance of such stock.

            (c) For purposes of this Section 5, Gleich's Interest in the Company at any time shall be a percentage, calculated by dividing the number of shares of Common Stock then owned by Gleich (assuming that any convertible shares owned by Gleich were converted to Common Stock) divided by the number of shares of Common Stock then issued and outstanding (assuming that any issued and outstanding convertible shares were converted to Common Stock).

            (d) If a proposed transaction would violate Section 5(a), the Company may nevertheless proceed with the transaction (i) if Gleich consents thereto, or (ii) if the Company issues to Gleich at the time of the transaction additional shares of the Company of sufficient number and value such that Gleich's Interest in the Company (if Section 5(a)(i) applies) immediately after the transaction, is no less than his Interest in the Company, whichever is applicable, as the same existed immediately prior to the transaction.

            (f) In any future offering of equity securities of the Company to investors, Gleich shall have the preemptive right to acquire a portion of such equity securities equal to his then-existing Interest in the Company, on the same terms such equity securities are to be offered to investors. The Company shall give Gleich written notice of any such offering and the terms thereof, and Gleich shall have ten (10) days from the date such notice is given to exercise his preemptive right, such exercise to be accomplished by delivering to the Company written notice of exercise. The foregoing preemptive right is intended only to apply to future equity financing transactions for the Company and not to apply to equity securities issued in connection with a merger or acquisition, or to equity securities issued as compensation, bonuses or under employee stock, option or benefit plan programs.

     6. REPRESENTATIONS AND WARRANTIES OF DONLAR. Donlar hereby represents and warrants to the Company as follows (with the understanding that the Company is relying materially on such representations and warranties in entering into and performing this Agreement):



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

      (a) Donlar is a corporation duly organized, validly existing and in good standing under the laws of Illinois. Donlar has all requisite power and authority to carry out the transactions contemplated by this Agreement.

      (b) No representations or warranties have been made to Donlar by the Company or by any officer, director, agent or employee thereof (collectively, the "Company Affiliates") other than those representations specifically set forth in this Agreement. Donlar has not relied upon any representation or warranty of the Company Affiliates, except as set forth in this Agreement, in making its investment decision to tender this Agreement for purchase of Common Stock. Donlar has conducted such investigation of the Company as Donlar has deemed necessary or desirable and has relied on Donlar's own legal, financial and business advisors and consultants in analyzing the data provided to Donlar.

      (c) Donlar is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933 ("Securities Act").

      (d) The Common Stock hereby subscribed for is being acquired by Donlar in good faith solely for Donlar's own account, for investment purposes only, and not with a view to resale, distribution, subdivision, or fractionalization thereof. Donlar agrees that the Common Stock will not be transferred except in compliance with the Securities Act and applicable state securities laws and the restrictions of the Stockholders' Agreement. Donlar is not participating, directly or indirectly, in a distribution of the Common Stock and will not take, or cause to be taken, any action that would cause any of such parties to be deemed an "underwriter" of such Common Stock as defined in Section 2(11) of the Securities Act. Donlar understands that any sale, transfer, pledge, hypothecation or other disposition of the Common Stock may require in some states specific approval by the appropriate governmental agency in such states.

      (e) No person has made any direct or indirect representation or warranty of any kind to Donlar with respect to the economic return which may accrue to Donlar, and Donlar has consulted with its own tax counsel and other advisors with respect to an investment in the Company.

      (f) Donlar is aware of and understands that the Common Stock has not been registered under the Securities Act or any of the applicable state securities laws, in reliance on an exemption therefrom for private offerings.



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




      (g) There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the purchase of the Common Stock based on any arrangement or agreement binding upon Donlar.

      (h)  None of the representations or warranties contained in this
           Section 6 contains any untrue statement of a material fact or omits a material fact necessary to make such statements contained herein not misleading.

     7. REPRESENTATIONS AND WARRANTIES OF GLEICH. Gleich hereby represents and warrants to the Company as follows (with the understanding that the Company is relying materially on such representations and warranties in entering into and performing this Agreement):

      (a) Gleich is a bona fide resident in the State of Minnesota, is legally competent to execute this Agreement, and does not currently intend to change residence to another state.

      (b) No representations or warranties have been made to Gleich by the Company or by any officer, director, agent or employee thereof (collectively, the "Company Affiliates") other than those representations specifically set forth in this Agreement. Gleich has not relied upon any representation or warranty of the Company Affiliates, except as set forth in this Agreement, in making his investment decision to tender this Agreement for purchase of Common Stock. Gleich has conducted such investigation of the Company as Gleich has deemed necessary or desirable and has relied on Gleich's own legal, financial and business advisors and consultants in analyzing the data provided to Gleich.

      (c) Gleich is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

      (d) The Common Stock hereby subscribed for is being acquired by Gleich in good faith solely for Gleich's own account, for investment purposes only, and not with a view to resale, distribution, subdivision, or fractionalization thereof. Gleich agrees that the Common Stock will not be transferred except in compliance with the Securities Act and applicable state securities laws and the restrictions of the Stockholders' Agreement. Gleich is not participating, directly or indirectly, in a distribution of the Common Stock and will not take, or cause to be taken, any action that would cause any of such parties to be deemed an "underwriter" of such Common Stock as defined in Section 2(11) of the Securities Act. Gleich understands that any sale, transfer, pledge, hypothecation or other disposition of the Common Stock may require in some states specific approval by the appropriate governmental agency in such states.

      (e) No person has made any direct or indirect representation or warranty of any kind to Gleich with respect to the economic return which may accrue to Gleich, and Gleich has consulted with his own tax counsel and other advisors with respect to an investment in the Company.

      (f) Gleich is aware of and understands that the Common Stock has not been registered under the Securities Act or any of the applicable state securities laws, in reliance on an exemption therefrom for private offerings.

      (g) There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the purchase of the Common Stock based on any arrangement or agreement binding upon Gleich.

      (h)   None of the representations or warranties contained in this
            Section 7 contains any untrue statement of a material fact or omits a material fact necessary to make such statements contained herein not misleading.

      8.    INDEMNIFICATION.

      (a) Donlar hereby agrees to indemnify, defend, and hold harmless the Company and all of its directors, officers, employees, attorneys and agents (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs and expenses whatsoever due to or arising out of a breach of any representation, warranty, covenant or agreement of such party contained in this Agreement, the Stockholders' Agreement or in any other document furnished by Donlar in connection with this transaction, or arising out of the resale or distribution by Donlar of the Common Stock or any portion thereof in violation of the Securities Act or any applicable state securities or "Blue Sky" laws, including, without limitation, any and all attorneys' fees, costs, and other amounts reasonably incurred by any of them in investigating, preparing or defending against any claim, litigation or other legal action, threatened or initiated. Donlar acknowledges that if it threatens or initiates any such claim, litigation or other legal action against any of the Indemnified Parties, Donlar will be liable for any such attorneys' fees, costs and other amounts in connection therewith that are established to have been due to or to have arisen out of any such breach of representation, warranty, covenant or agreement by Donlar.


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



      (b)  Gleich hereby agrees to indemnify, defend, and hold harmless
           Donlar and the Company and all of their respective directors, officers, employees, attorneys and agents (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs and expenses whatsoever due to or arising out of a breach of any representation, warranty, covenant or agreement of such party contained in this Agreement, the Stockholders' Agreement or in any other document furnished by Gleich in connection with this transaction, or arising out of the resale or distribution by Gleich of the Common Stock or any portion thereof in violation of the Securities Act or any applicable state securities or "Blue Sky" laws, including, without limitation, any and all attorneys' fees, costs, and other amounts reasonably incurred by any of them in investigating, preparing or defending against any claim, litigation or other legal action, threatened or initiated. Gleich acknowledges that if he threatens or initiates any such claim, litigation or other legal action against any of the Indemnified Parties, Gleich will be liable for any such attorneys' fees, costs and other amounts in connection therewith that are established to have been due to or to have arisen out of any such breach of representation, warranty, covenant or agreement by Gleich.

      (c) The Investors acknowledge that their representations and warranties are made herein with the intent that they may be relied upon by the Indemnified Parties not only in determining the suitability of Investors' purchase of the Common Stock, but also to protect the Indemnified Parties against such attorneys' fees, costs and other amounts due to or arising out of either Investor's breach of any of such representations or warranties, even if such amounts are incurred in response to a claim, litigation or other legal action threatened or initiated by such Investor.

      (d) The Company hereby agrees to indemnify, defend and hold harmless the Investors from and against any and all losses, claims, damages, liabilities, costs and expenses whatsoever due to or arising out of a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or the Stockholders' Agreement, including, without limitation, any and all attorneys's fees, costs, and other amounts reasonably incurred by them in investigating, preparing or defending against any claim, litigation or other legal action threatened or initiated.

     9. REIMBURSEMENT OF CERTAIN EXPENSES. Upon receipt of Gleich's capital contribution as provided in Section 1(b) hereof, the Company will pay Gleich the sum of Thirty Seven Thousand Dollars ($37,000.00) as a reimbursement of the estimated aggregate amount of expenses incurred and to be incurred by Gleich in



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

securing the Patents and transferring ownership of the Patents to the Company.

     10.   MISCELLANEOUS

      (a) TAXPAYER IDENTIFICATION NUMBER. Investors verify under penalties of perjury that the Taxpayer Identification Numbers or Social Security Numbers shown herein opposite their respective names are true, correct and complete.

      (b) IRREVOCABILITY. Investors hereby acknowledge and agree, subject to the limitations contained herein, that the subscription hereunder is irrevocable, that Investors are not entitled to cancel, terminate or revoke this Agreement or any agreements of Investors hereunder.

      (c) BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, that no assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment shall be void and of no force or effect. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement.

      (d) HEADINGS. The headings, titles and subtitles herein are for convenience of reference only and shall not in any manner affect the construction or interpretation of any of the provisions hereof.

      (e) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect.

      (f) MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted.

      (g) NOTICES. Except as provided otherwise herein, all notices referred to herein shall be in writing and will be delivered by (i) registered or certified mail, return receipt requested and postage prepaid, (ii) reputable overnight courier service, charges prepaid, or (iii) telecopier (and confirmed by return facsimile) and will be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices and



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

           (ii) to Investors, at each Investor's address as it appears in the stock records of the Company (unless otherwise indicated by such Investor).

      (h) AMENDMENT. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought. Notwithstanding the foregoing, no waiver by the Company of any breach by Investor of any representation, warranty, acknowledgement or agreement shall in any manner be deemed to be a waiver by the Company of any rights granted to it under federal or state securities laws.

      (i) FURTHER ASSURANCES. Each party hereto agrees to execute any further documents, agreements or instruments, and to perform any further acts and deeds, that may be necessary to carry out the terms and provisions of this Agreement.

      (j)  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED
           AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      (k)  VENUE.  ANY ACTION OR PROCEEDING TO ENFORCE ANY PROVISION OF,
           OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT SHALL BE BROUGHT AGAINST ANY OF THE PARTIES IN STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS AND EACH OF THE PARTIES HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN; PROVIDED, THAT AN ACTION TO ENFORCE A JUDGMENT OBTAINED IN ANY SUCH COURTS MAY BE BROUGHT IN ANY APPROPRIATE VENUE.

      (l) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or this Agreement.

      (m) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

      (n)  ARBITRATION.   Should a dispute arise among any of the
           parties, the parties shall submit to non-binding




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

           arbitration in the City of Chicago pursuant to the commercial rules of the American Arbitration Association.


                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the
 5  day of     August        199 .
----       ---       -------,   -

INVESTOR:

Number of Shares subscribed             Gerald J. Gleich
for:   100                              -------------------------------------
                                        Dr. Gerald Gleich

                                        Address:     799 SW 3rd St
                                                     ------------------------
                                                     Rochester, MN 55902-2979
                                                     ------------------------
                                                     507-282-0177
                                                     ------------------------
                                        Telecopier
                                                     ------------------------
                                        Social Security No.:  ###-##-####
                                                              ---------------

INVESTOR:                                        DONLAR CORPORATION

Number of Shares subscribed             By:
for:   900                                 ----------------------------------
                                        Its:
                                            ---------------------------------
                                        Address:
                                                 ----------------------------
                                                     ------------------------
                                                     ------------------------
                                        Telecopier:
                                                     ------------------------

                                        FEIN:
                                              -------------------------------

COMPANY:
                                        DONLAR PHARMACEUTICALS, INC.


                                        By:
                                           ----------------------------------
                                        Its:
                                            ---------------------------------
                                        Address:
                                                 ----------------------------
                                                     ------------------------
                                                     ------------------------
                                        Telecopier:
                                                     ------------------------




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


                                   SCHEDULE A


                Patents to be Assigned to the Company by Gleich



1.   United States Patent no. _____________ issued ______________, 199_.


2.   United States Patent no. _____________ issued ______________, 199_.


3.   United States Patent no. _____________ issued ______________, 199_.



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



                                   EXHIBIT A



                            STOCKHOLDERS' AGREEMENT













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